UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2012, James R. Fox entered into a Separation and Consulting Agreement (the “Consulting Agreement”) with Pike Electric Corporation (the “Company”). Pursuant to the Consulting Agreement, Mr. Fox voluntarily resigned from his position as General Counsel, Vice President of Risk Management and Corporate Secretary of the Company effective March 2, 2012, in order to return to the private practice of law where he will continue to advise the Company on legal matters. Pursuant to the Consulting Agreement, Mr. Fox has agreed to assist the Company on various non-legal, administrative matters for six months as a consultant for which the Company will pay Mr. Fox a monthly consulting fee of $5,000 and reimburse related business expenses. In accordance with Mr. Fox’s employment agreement with the Company and in consideration of the benefits conferred by the Consulting Agreement, Mr. Fox agreed to enter into a standard release of claims upon termination of his employment.

The foregoing summary of the terms of the Consulting Agreement is not intended to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1	Separation and Consulting Agreement dated February 28, 2012 by and between Pike Electric Corporation and James R. Fox.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: March 1, 2012	By:	/s/ Anthony K. Slater
	Name:	Anthony K. Slater
	Title:	Executive Vice President & Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
February 28, 2012	1-32582

PIKE ELECTRIC CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Separation and Consulting Agreement dated February 28, 2012 by and between Pike Electric Corporation and James R. Fox.